CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Convertible Income-Growth Trust:

We consent to the use of our report dated December 6, 2002, incorporated in this Registration Statement by reference, to the Putnam Convertible Income-Growth Trust and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                         /s/ KPMG LLP

Boston, Massachusetts

February 24, 2003